UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934

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ATMEL CORPORATION

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In connection with our Annual Meeting of Stockholders to be held on May 11, 2005, Atmel Corporation sent the following letter to FMR Corp., an institutional stockholder of Atmel common stock, on May 11, 2005. Such letter outlines recommendations that Atmel’s senior management will make to our board of directors at their next regularly scheduled meeting regarding the proposed Atmel Corporation 2005 Stock Plan. Such recommendations provide additional limitations on the issuance of Restricted Stock Units. A copy of the Atmel Corporation 2005 Stock Plan, as currently proposed for approval at our Annual Meeting, can be found by reference to Appendix A to our 2005 Proxy Statement filed on April 7, 2005 (Commission File No. 0-19032).

ATMEL CORPORATION
Tel: (408) 441-0311
Fax: (408) 436-4200

May 11, 2005

VIA FACSIMILE

FMR Corp.
82 Devonshire Street
Boston, MA 02109
Attn: Eric Roiter, General Counsel

Re:	Atmel Corporation
Board Recommendation on Changes to 2005 Stock Plan

Dear Mr. Roiter:

Following our conversations with Brian Busch of Fidelity last week and earlier today and internal meetings of senior management of Atmel Corporation (“Atmel”), Atmel’s senior management agrees to recommend additional limitations to our 2005 Stock Plan (the “Plan”). At Atmel’s next regularly scheduled board meeting, Atmel’s senior management will recommend the following changes to the Plan:

     1. Section 14 of the Plan, entitled “Restricted Stock Units” shall be amended to provide that restriction periods applicable to Restricted Stock Units shall not be (a) less than one year for performance-based awards and (b) less than three years for time-based awards; provided, however, that up to 5% of the shares currently authorized for grant under the Plan may be subject to Restricted Stock Units without such restrictions.

     2. Section 14(e) of the Plan, entitled “Earning of Restricted Stock Units” shall be amended to provide that the Administrator does not have the authority to accelerate or waive the restriction periods of Restricted Stock Units except for exigent circumstances such as death, disability, retirement or a change in control.

     3. Section 18 of the Plan, entitled “Amendment and Termination of the Plan” shall be amended to provide that Atmel’s Board will not materially alter the Plan without first obtaining stockholder approval. The following shall be considered a material change to the Plan, requiring such stockholder approval: (a) increasing the benefits accrued to participants under the Plan; (b)

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increasing the number of securities which may be issued under the Plan; (c) modifying the requirements for participation under the Plan; or (d) including a provision allowing the Board to lapse or waive restrictions at its discretion.

Please note that the foregoing recommendations will be made following conversations with Fidelity and other Atmel stockholders in order to obtain Fidelity’s support for the Plan at Atmel’s upcoming Annual Meeting of Stockholders on May 11, 2005. Please also note that while Atmel’s senior management will recommend the change in Section 3 above, Atmel believes that any such change would currently require the approval of stockholders pursuant to the listing requirements of The Nasdaq Stock Market, Inc.

Please contact me with any questions regarding the foregoing at 408-436-4229. We sincerely appreciate your support as a stockholder of Atmel and we hope to see you at our Annual Meeting on May 11, 2005.

Very truly yours, ATMEL CORPORATION
/s/ Mike Ross
Mike Ross
Vice President and General Counsel